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                                                                    EXHIBIT 10.4

                              ARDENT SOFTWARE, INC.

                         1991 DIRECTOR STOCK OPTION PLAN

                 Amended and Restated effective January 28, 1997

1.   Purpose
     -------

     The purpose of this 1991 Director Stock Option Plan (the "Plan") of ARDENT Software, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.   Administration
     --------------

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.

3.   Participation in the Plan
     -------------------------

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.   Stock Subject to the Plan
     -------------------------

     a. The maximum number of shares which may be issued under the Plan shall be 350,000 shares of the Company's Common Stock ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

     b. If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

     c. All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to-date and as it may be amended from time to time (the "Code").

5.   Terms, Conditions and Form of Options
     -------------------------------------

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:



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     a.   Option Grant Dates
          ------------------

          (i) Options shall be granted to all eligible directors when first elected to serve as a director, or in the case of directors serving at the time of approval of this Plan by the Board of Directors, on the date of such approval.

          (ii) On January 31 of each year, commencing January, 1993, options shall be granted to each eligible director then serving as a director of the Company.

     b.   Shares Subject to Option
          ------------------------

          Each option granted pursuant to Section 5(a)(i) of the Plan shall be exercisable for 15,000 shares of Common Stock. Each option granted pursuant to
Section 5(a)(ii) of the Plan shall be exercisable for 10,000 shares of Common Stock.

     c.   Option Exercise Price
          ---------------------

          The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the NASDAQ National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the grant occurs prior to the initial public offering of the Common Stock, the fair market value per share of Common Stock on the date of grant as determined by the Board of Directors.

     d.   Options Non-Transferable
          ------------------------

          Each option granted under the Plan by its terms shall not be transferable by the Optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     e.   Exercise Period
          ---------------

          Each option may be exercised on a cumulative basis as to one-third of the shares subject to the option on each of the first, second and third anniversaries of the date of grant of such option, provided that no option may be exercised more than one (1) year after the Optionee ceases to serve as a director of the Company and further provided that, in the event of a change of control of the Company, such option shall become fully exercisable. For purposes of the foregoing, a Achange of control@ shall mean (i) the direct or indirect acquisition by any person, entity or group acting in concert of more than 35% of the aggregate voting power of the outstanding securities of the Company having the right to vote at elections of directors, (ii) a majority of the board of directors of the company ceasing to consist of individuals who are members of such board on July 29, 1996 or for whose nomination for such membership a majority of such members voted in favor, or (iii) the disposition by the Company of substantially all its business, other than in connection with a mere change of place of incorporation or similar



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mere change in form. No option shall be exercisable after the expiration of ten years from the date of grant.

     f.   Exercise Period Upon Disability or Death
          ----------------------------------------

          Any option granted under the Plan may be exercised, to the extent then exercisable, by an Optionee who becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while acting as a director of the Company, or may be exercised, to the extent then exercisable, upon the death of such Optionee while a director of the Company by the person to whom it is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 5(h), in each case within the period of one year after the date the Optionee ceases to be such a director by reason such disability or death; provided that, no option shall be exercisable after the expiration of ten years from the date of grant.

     g.   Exercise Procedure
          ------------------

          Options may be exercised only by written notice to the Company at its principal office accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

     h.   Exercise by Representative Following Death of Director
          ------------------------------------------------------

          A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the terms of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the plan.

6.   Assignments
     -----------

     The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.   Time for Granting Options
     -------------------------

     No options under the Plan shall be granted after December 31, 2005.

8.   Limitation of Rights
     --------------------

     a.   No Right to Continue as a Director
          ----------------------------------

          Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.


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     b.   No Stockholders' Rights for Options
          -----------------------------------

          An Optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.

9.   Changes in Common Stock
     -----------------------

     a. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number of kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect so such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

         b. In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company is acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the Optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidations unless exercised by the Optionee within a specified number of days following the date of such notice.

10.  Amendment of the Plan
     ---------------------

     The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan, and this Plan may not be amended more than once in any six-month period.

11.  Notice
     ------

     Any written notice to the Company required by any of the provisions of the plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.


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12.  Governing Law
     -------------

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the Commonwealth of Massachusetts.



         AMENDMENT                                BOARD ACTION                  STOCKHOLDER APPROVAL
         ---------                                ------------                  --------------------
INCREASE FROM 100,000 TO 200,00 SHARES            FEBRUARY 1, 1995              JUNE 14, 1995
                                                  (EFFECTIVE 1/31/95)

INCREASE NO. OF OPTIONS FOR JOINING BOARD         FEBRUARY 1, 1995              JUNE 14, 1995
FROM 10,000 TO 15,000

ANNUAL GRANT FROM 2,000 TO 4,000                  FEBRUARY 1, 1995              JUNE 14, 1995

ANNUAL GRANT FROM 4,000 TO 5,000                  JANUARY 23, 1996              JUNE 6, 1996

INCREASE FROM 200,000 TO 350,000                  JANUARY 28, 1997              MAY 6, 1997

ANNUAL GRANT FROM 5,000 TO 10,000                 JANUARY 28, 1997              MAY 6, 1997

EXERCISE PERIOD AFTER OPTIONEE CEASES             JANUARY 28, 1997              MAY 6, 1997
TO SERVE AS DIRECTOR FROM 90 DAYS TO 1 YEAR

FULL VESTING ON CHANGE OF CONTROL                 JANUARY 28, 1997              MAY 6, 1997

EXTEND PLAN TO 12/31/2005                         JANUARY 28, 1997              MAY 6, 1997





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